Exhibit 10.1

BLONDER TONGUE LABORATORIES, INC.

ROBERT J. PALLÉ

OMNIBUS AMENDMENT OF

NON-QUALIFIED STOCK OPTION AGREEMENTS

THIS OMNIBUS AMENDMENT OF NON-QUALIFIED STOCK OPTION AGREEMENTS (“Omnibus Amendment”) is made and entered into on the 11th day of March, 2021 (the “Effective Date”), by and between BLONDER TONGUE LABORATORIES, INC. a Delaware corporation (the “Company”) and Robert J. Pallé (the “Optionee”).

Background

Through and until December 31, 2020, the Optionee was a key employee of the Company. In such capacity, from time to time in the discretion of the Compensation Committee of the Board of Directors of the Company, the Optionee was granted Non-Qualified Stock Options pursuant to and in accordance with (i) the Company’s 2005 Employee Equity Incentive Plan, as amended (the “2005 Plan”), (ii) the Company’s Amended and Restated 2005 Employee Equity Incentive Plan, as amended (the “A&R 2005 Plan”), and (iii) the Company’s 2016 Employee Equity Incentive Plan, as amended (the “2016 Plan”; and together with the 2005 Plan and the A&R 2005 Plan, the “Plans”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plans.

The grants of Non-Qualified Stock Options that are the subject of this Omnibus Amendment were memorialized in (i) a certain Non-Qualified Stock Option Agreement dated as of May 17, 2012 between the Optionee and the Company pursuant to the 2005 Plan, relating to Options to purchase up to 50,000 shares of the Company’s Common Stock, (ii) a certain Non-Qualified Stock Option Agreement, dated as of May 17, 2013 between the Optionee and the Company pursuant to the 2005 Plan, relating to Options to purchase up to 50,000 shares of the Company’s Common Stock, (iii) a certain Non-Qualified Stock Option Agreement dated as of May 23, 2014 between the Optionee and the Company pursuant to the 2005 Plan, relating to Options to purchase up to 50,000 shares of the Company’s Common Stock, (iv) a certain Amended and Restated Non-Qualified Stock Option Agreement entered into on August 17, 2016, having a retroactive effective date as of December 10, 2015, between the Optionee and the Company pursuant to the A&R 2005 Plan, relating to Options to purchase up to 100,000 shares of the Company’s Common Stock, (v) a certain Non-Qualified Stock Option Agreement dated as of August 17, 2016 between the Optionee and the Company pursuant to the A&R 2005 Plan, relating to Options to purchase up to 100,000 shares of the Company’s Common Stock, (vi) a certain Non-Qualified Stock Option Agreement dated as of April 4, 2017 between the Optionee and the Company pursuant to the 2016 Plan, relating to Options to purchase up to 37,500 shares of the Company’s Common Stock, (vii) a certain Non-Qualified Stock Option Agreement dated as of April 4, 2017 between the Optionee and the Company pursuant to the 2016 Plan relating to Options to purchase up to 62,500 shares of the Company’s Common Stock, (viii) a certain Non-Qualified Stock Option Agreement dated as of May 23, 2017 between the Optionee and the Company pursuant to the 2016 Plan, relating to Options to purchase up to 150,000 shares of the Company’s Common Stock, (ix) a certain Non-Qualified Stock Option Agreement dated as of May 15, 2018 between the Optionee and the Company pursuant to the 2016 Plan, relating to Options to purchase up to 100,000 shares of the Company’s Common Stock, and (x) a certain Non-Qualified Stock Option Agreement dated as of April 3, 2019 between the Optionee and the Company pursuant to the 2016 Plan, relating to Options to purchase up to 30,000 shares of the Company’s Common Stock (collectively, the “Specified Option Agreements”).

The Optionees employment with the Company terminated as of December 31, 2020, by reason of the Optionee’s retirement after reaching the age of 65 years, in accordance with Section 3(c) of the Specified Option Agreements. The Optionee has requested and the Company has agreed, to modify Section 3(c) of the Specified Option Agreements to extend the period of time following the termination of the Optionee’s employment with the Company, during which the Optionee may exercise the Options granted under such Specified Option Agreements, all otherwise in accordance with the Plans.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and for other good and valuable consideration, and intending to be legally bound, it is agreed as follows:

1. Amendment of Specified Option Agreements. Section 3(c) of each of the Specified Option Agreements, is hereby amended and restated in its entirety as follows:

“(c) Retirement or Disability. If the Optionee’s employment with the Company is terminated, prior to the exercise of the Option in full, by reason of the Optionee’s retirement after reaching the age of 65 years or by reason of the Optionee’s retirement after becoming permanently disabled, the Optionee shall have the right, during the period ending thirty six months after the date of the Optionee’s termination of employment, to exercise the Option to the extent that it was exercisable but not exercised at the date of the Optionee’s termination of employment with the Company. Such Option may be so exercised by the Optionee only with respect to that number of shares of Stock which the Optionee had an Option to purchase and only to the extent that the Option was exercisable (but had not theretofore been exercised) as of the date that the Optionee retires after reaching the age of 65 years or after becoming permanently disabled. In no event may the Option be exercised at any time after the expiration of the Exercise Period stated in Section 1 hereof.”

2. Acknowledgement of Acceleration Date. The parties acknowledge and agree that the Exercise Period with respect to those Options granted under the Specified Option Agreements referred to in clauses (ix) and (x) of the second paragraph of the Background section of this Agreement, to the extent commencing after December 31, 2020, shall be deemed to commence on the “Acceleration Date”, as contemplated by Footnote 1 in such Specified Option Agreements. As such, all of such Options granted under the Specified Option Agreements referred to in clauses (ix) and (x) of the second paragraph of the Background section of this Agreement are, as of the Effective Date, fully vested and exercisable as and to the extent contemplated by Section 3(c) of the Specified Option Agreements, as amended by this Omnibus Amendment.

3. Miscellaneous.

(a) Other than as modified pursuant to this Omnibus Amendment, the Specified Option Agreements shall remain in full force and effect in accordance with their respective terms.

(b) All notices or other communication required or permitted to be given or made shall be validly given or made if delivered by hand, by electronic communication (provided, however, that messages sent by e-mail or other electronic transmission shall not constitute a writing, however any signature on a document or other writing that is transmitted by e-mail or electronic transmission shall constitute a valid signature for purposes hereof), by facsimile message, by courier or by certified or registered mail addressed to the address specified below or to such other addresses as the parties may specify in writing, and shall be deemed to have been received: (i) if delivered by hand, on the date and time of delivery; (ii) if delivered by electronic communication or by facsimile message, on the date and time of a confirmed transmission; and (iii) if delivered by courier or by certified or registered mail, on the date and time of actual receipt by the recipient.

If to the Company:	Blonder Tongue Laboratories, Inc.

One Jake Brown Road

Old Bridge, New Jersey 08857

Attn.: Chief Financial Officer (or his designee)

Fax Number: (732) 679-3259

If to the Optionee:	Robert J. Pallé

21 Desai Court

Freehold, NJ

(c) This Agreement shall be construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the undersigned have executed, or have caused this Omnibus Amendment to be executed, as of the day and year first above written.

BLONDER TONGUE LABORATORIES, INC.		OPTIONEE

By:	/s/ Edward R. Grauch	/s/ Robert J. Pallé
	Edward R. Grauch, Chief Executive Officer	Robert J. Pallé